Exhibit 99.1

Ventas Reports 2021 Fourth Quarter and Full Year Results

CHICAGO--(BUSINESS WIRE)--February 17, 2022--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported results for the fourth quarter and full year ended December 31, 2021.

“We are proud of our company and team in 2021. With a relentless focus on execution, we drove the business forward amid continuing waves of COVID-19 and generated fourth quarter results ahead of our expectations. During the year we positioned Ventas to capture the upside in the multi-year senior housing recovery, delivered strong organic growth in our Office and healthcare triple-net businesses and enhanced the Company’s portfolio and financial strength. We also extended our long track record of value-creating external growth with $3.7 billion in new investments focused on our strategic priorities of senior housing and life science,” said Debra A. Cafaro, Ventas Chairman and CEO.

“As we look into 2022, the senior housing recovery is underway, with accelerating demand, strong rate increases and rapidly improving clinical conditions in our communities. In the first quarter of 2022, we are projecting ten percent revenue growth in our SHOP business supported by record high leads. Further supported by favorable market supply demand fundamentals, we expect sustained improvement in SHOP NOI through 2022.

“Sustained strength in our attractive Medical Office and growing Life Science, Research & Innovation businesses, investment accretion and receipt of HHS Grants also contribute to our positive outlook in the first quarter.

“We remain committed to enhancing value for our shareholders and other stakeholders in 2022 and beyond by capitalizing on organic growth from our high-quality diversified portfolio, robust external growth and our outstanding ESG profile,” Cafaro concluded.

Fourth Quarter 2021 Financial Results:

  Net Income (Loss) Attributable to Common Stockholders (“Attributable Net Income (Loss)”) per share of ($0.10)
  Nareit Funds from Operations (“FFO”)* per share of $0.63
  Normalized FFO* per share of $0.73
  The above earnings measures include $6 million ($0.015 per share) benefit of HHS Grants (defined below), the majority of which were attributable to the Company’s unconsolidated joint venture investments and the balance to the Company’s SHOP portfolio.

*This is a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release and our fourth quarter 2021 supplemental for additional information and a reconciliation to the most directly comparable GAAP measure.

2021 Company Highlights and Recent Developments:

Senior Housing Highlights and Recent Actions:

Fourth Quarter 2021 SHOP Performance Highlights:

  Total SHOP portfolio NOI achieved the high end of our expectations in the fourth quarter 2021.
  Same-store average occupancy grew by 200 basis points to 83.4% in the fourth quarter 2021 versus fourth quarter 2020.
  Rate and revenue grew for the first time since the start of the pandemic. Same-store revenue increased 3.3% in the fourth quarter 2021 versus the fourth quarter 2020 on higher occupancy and stronger pricing.
  Same-store net operating income (“NOI”)* declined 3.6% (excluding HHS Grants) in the fourth quarter 2021 versus the fourth quarter 2020 driven by elevated labor costs resulting from the pandemic.
  Same-store NOI in the fourth quarter versus the third quarter 2021 was stable, incorporating anticipated elevated labor expenses.

Recent Actions:

The Company has taken a series of actions in its senior housing portfolio with the objective of capturing meaningful upside in the expected cyclical industry recovery. Continuing its strategy of the “right asset, in the right market, with the right operator,” the Company has acted upon nearly two-thirds of its senior housing portfolio via acquisition, disposition, development, lease resolution or operator transition since 2020. Specific actions in 2021 include the following:

  Acquired nearly $2.6 billion of higher margin, independent living communities with favorable market characteristics, relatively low labor requirements and a three-year average length of stay.
  Expanded the Company’s high performing Canadian portfolio through an acquisition of five independent living and one assisted living communities and leased up three recently opened communities in our Class A Le Groupe Maurice portfolio to 92% occupancy.
  Enhanced portfolio quality via disposition of 29 non-core senior housing properties resulting in approximately $400 million gross proceeds to Ventas at an approximate 2.5% cash yield.
  Added six new senior housing operating partner relationships, increasing Ventas’s distinct operator relationships to 37.
  Transitioned 90 senior living communities to seven new experienced operators that will provide strong local market focus and oversight for the communities and take advantage of the expected industry recovery.
  Leveraged deep senior housing operating experience to enhance our performance, management and insights platform enabling the Company to add further value to its operating partners, and leading to greater foresight into industry trends, including recent labor trends witnessed in the industry.
  Drove largest effective rate increases in recent history while at the same time reducing the financial move-out rate – a testament to the quality of our operators and our precision approach to pricing strategy.

*This is a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release and our fourth quarter 2021 supplemental for additional information and a reconciliation to the most directly comparable GAAP measure.

Office Highlights and Recent Actions:

Fourth Quarter 2021 Office Performance Highlights:

  Medical Office Building (“MOB”) fourth quarter same-store cash NOI* grew 3.4% year-over-year, the second consecutive quarterly same-store growth rate exceeding 3%.
  MOB same-store occupancy increased sequentially in the fourth quarter for the fifth consecutive quarter, with tenant retention of 92% and new leasing up 54% in the fourth quarter 2021 compared to the prior year.
  Life Science, Research & Innovation (“R&I”) fourth quarter 2021 occupancy ended at 94% due to continued strong demand for life science space.
  The previously announced $1 billion Life Science, R&I development pipeline, comprising 1.4 million square feet across five buildings affiliated with University of Pennsylvania, Drexel University, University of Pittsburgh and Arizona State University, which have been recently completed or are currently under construction, are 85% leased or committed.

Recent Actions:

Strong performance in the Office business, which now represents a third of Ventas’s portfolio, has been driven by operational initiatives generating organic growth combined with new investments that enhance the Life Science, R&I and MOB portfolios.

  Since 2020, Ventas has created a centralized leasing center of excellence, built a technical engineering team, expanded our tenant satisfaction programs and established a digital marketing program focused on local market awareness and virtual touring of vacant suites.
  For the second year in a row, Ventas ranked in the top quartile of its peers for tenant satisfaction as measured by Kingsley Associates. Rankings for 2021 increased for each major key performance indicator compared to 2020, including renewal intentions in the top decile when compared to Ventas peers.
  Enhanced portfolio quality via disposition of over 30 non-core MOBs resulting in approximately $440 million gross proceeds to Ventas at an approximate 5% cash yield. These transactions increased occupancy by approximately 250 basis points and Ventas’s on-campus share of MOBs by approximately 325 basis points.
  The Company acquired or announced over $1 billion of Office investments in 2021 focused on high quality Medical Office and Life Science, R&I. The Company also funded and progressed the ground-up Life Science, R&I developments that were already underway.
  Ventas delivered the Assembly, anchored by the world-renowned University of Pittsburgh in collaboration with University of Pittsburgh Medical Center researchers under a long-term lease. The Assembly, which is over 90% leased or committed, is a meticulously rendered life science and innovation center focused on cutting-edge immunotherapy and transplantation research. The iconic campus, containing 350,000 square feet, is expected to achieve an 8% GAAP yield upon stabilization with total project costs of $278 million.

*This is a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release and our fourth quarter 2021 supplemental for additional information and a reconciliation to the most directly comparable GAAP measure.

External Growth and New Investments:

In 2021, Ventas completed or announced $3.7 billion in strategic investments focused on expanding our portfolio of high-quality senior housing assets, growing its advantaged Life Science, R&I portfolio and selectively expanding its Medical Office footprint. Since 2010, the Company has averaged over $3 billion in new investments annually, including single asset deals, portfolio transactions, public mergers and new development commitments.

In February 2022:

  Ventas closed on the previously announced acquisition of 18 MOBs comprising 732,000 square feet from Ardent Health Services for $204 million. The portfolio is located in Ardent’s existing markets, is over 90% on campus and 100% leased to Ardent with an expected GAAP yield of 5.8%.
  Ventas completed the acquisition of Mangrove Bay, a Class A senior housing community in the highly sought-after Jupiter, Florida market for $107 million at an attractive in-place yield of 5.6%. Favorable local market dynamics, including attractive demographics and limited existing or new competition, underpin Mangrove Bay’s strong occupancy and financial performance.

Ensured Financial Strength and Flexibility:

In 2021, the Company enhanced its portfolio and strengthened its balance sheet through $1.2 billion in asset dispositions and loan repayments. Non-core senior housing and MOB asset sales comprised approximately $850 million of proceeds at a below 4% cap rate and the repayment of several well-structured loans generated $350 million at an average yield exceeding 9%. Proceeds were principally used to pay down $1.1 billion in near-term debt maturities. To manage interest rate risk, the Company raised over $1.1 billion in new bonds in the US and Canada, including a 10-year offering with a coupon of 2.5%, the best 10-year healthcare REIT issuance in 2021. Key financial statistics at year-end include:

  $2.5 billion year-end liquidity
  36% year-end Total Indebtedness to Gross Asset Value
  Average cost of debt of 3.4% with a total weighted average maturity of over 6 years
  Of the total debt outstanding, 91% is at fixed interest rates, an increase of 4 percentage points versus prior year
  7.2x Fourth Quarter 2021 Net Debt to Adjusted Pro Forma EBITDA

Corporate Governance, Sustainability and Other Initiatives:

  Refreshed the Ventas Board of Directors with the appointment of Maurice Smith, President and Chief Executive Officer of Health Care Service Corporation, on February 1, 2021. The Ventas Board currently comprises 11 directors, 10 of whom are independent.
  Continued recognition as an Environmental, Social and Governance (“ESG”) industry leader, receiving Nareit’s Leader in the Light Award for the sixth time, recognized in the Bloomberg Gender Equality Index for the third consecutive year, achieving the GRESB Real Estate Sector Leader, and inclusion in the S&P DJSI World and North America indices.
  Accelerated growth in Ventas Investment Management (“VIM”), Ventas’s institutional third-party capital business, in 2021. VIM provides a growth platform for Ventas and leverages its brand, industry knowledge, infrastructure and team. VIM currently has over $4.5 billion in Assets Under Management, including unfunded commitments, development projects underway and gross asset value. The Ventas Life Science & Healthcare Real Estate Fund, a perpetual life vehicle, obtained over $730 million in new capital commitments from third party institutional investors during the year.

Full Year and Fourth Quarter 2021 Enterprise Results

(per share)

	Year Ended December 31,
	2021	2020	$ Change	% Change
Attributable Net Income (Loss)	$0.13	$1.17	($1.04)	(89%)
Nareit FFO*	$2.65	$3.37	($0.72)	(21%)
Normalized FFO*	$2.90	$3.32	($0.42)	(13%)

	Quarter Ended December 31,
	2021	2020	$ Change	% Change
Attributable Net Income (Loss)	($0.10)	$0.29	($0.39)	(134%)
Nareit FFO*	$0.63	$0.92	($0.29)	(32%)
Normalized FFO*	$0.73	$0.83	($0.10)	(12%)

*This is a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release and our fourth quarter 2021 supplemental for additional information and a reconciliation to the most directly comparable GAAP measure.

Fourth Quarter 2021 Property Results

		4Q21 (Quarterly Pools) Year-Over-Year Same-Store Cash NOI* Growth
	Assets	% Change
SHOP[1]	311	(21.3%)
Triple-Net	330	0.1%
Office	332	2.6%
Total Company	973	(6.5%)
		4Q21 (Sequential Pools) Sequential Same-Store Cash NOI* Growth
	Assets	% Change
SHOP[1]	322	0.8%
Triple-Net	331	0.0%
Office	333	(0.1%)
Total Company	986	0.2%

* This is a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release and our fourth quarter 2021 supplemental for additional information and a reconciliation to the most directly comparable GAAP measure.

1. Excluding the effect of the HHS Grants in all periods, Senior Housing Operating Portfolio (“SHOP”) year over year same store cash NOI growth was (3.6%) and sequentially was (0.9%). SHOP Same-Store cash NOI reflects grants received in 4Q21 and 4Q20 under the Provider Relief Fund administered by the Department of Health and Human Services (the “HHS Grants”). The HHS Grants are recorded as a contra expense within SHOP operating expenses. The Quarterly Pools include ~$1.9 million in HHS Grants received in 4Q21 and ~$26.1 million in HHS Grants received in 4Q20. The Sequential Pools include ~$1.9 million in HHS Grants received in 4Q21.

First Quarter 2022 Guidance

The Company currently expects to report first quarter 2022 Net Income (Loss) Attributable to Common Stockholders, Nareit FFO and Normalized FFO per share and same-store Cash NOI growth within the following ranges, which include $33 million (or $0.08 per share) of net HHS Grants received to date in the first quarter 2022:

	1Q22 Guidance
	Per Share
	Low		High

Net Income (Loss) Attributable to Common Stockholders	$0.07	-	$0.11
Nareit FFO*	$0.74	-	$0.78
Normalized FFO*	$0.76	-	$0.80
	1Q22 Guidance: Same-Store Cash NOI Growth
	(vs. 1Q21, Quarterly Pools)
	Percentage Change			Dollars ($, in millions)
	Low		High	Low – 1Q22	High – 1Q22	1Q21
SHOP[1]	18.0%	-	26.0%	$126	$135	$107
NNN	(1.5%)	-	0.0%	$130	$132	$132
Office	4.0%	-	5.0%	$124	$125	$119
Total Company	6.0%	-	9.0%	$380	$391	$358

* This is a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release and our fourth quarter 2021 supplemental for additional information and a reconciliation to the most directly comparable GAAP measure.

1 Excluding the effect of the HHS Grants in all periods, the projected growth rate is expected to range from 6-15%. Senior Housing Operating Portfolio (“SHOP”) Same-Store Cash NOI reflects HHS Grants received in 1Q22, to date, and in 1Q21 under the Provider Relief Fund. The HHS Grants are recorded as a contra expense within SHOP operating expenses, net of any applicable fees to SHOP operators. The anticipated 1Q22 Quarterly Pool includes ~$21 million in net HHS Grants received in 1Q22, to date, and ~$8 million in HHS Grants received in 1Q21.

Key assumptions underlying the first quarter 2022 guidance include:

  SHOP NOI Expectations: At the midpoint of the guidance, Ventas expects first quarter 2022 year-over-year same-store SHOP revenue to increase approximately 10% versus first quarter 2021. SHOP NOI is expected to grow in the range of 6% to 15% in the first quarter 2022, excluding net HHS Grants in all periods, with the range principally a function of operating expense assumptions.
    Clinical Trends: Consistent with broader US trends, COVID-19 resident and staff confirmed cases increased sharply in January and into early February in Ventas’s SHOP communities but have recently declined dramatically.
    Leading Indicators: Demand for senior housing continues to be robust. Leads have consistently trended at over 100% of pre-pandemic levels for nine consecutive months including January 2022, when leads reached their highest number since the onset of the pandemic.
    Occupancy: Average occupancy for the first quarter 2022 in the same-store year-over-year SHOP business of 321 assets is expected to increase approximately 410 basis points at the midpoint of the Company’s expectations versus first quarter 2021. SHOP average occupancy for the first quarter 2022 in the same-store sequential SHOP business of 436 assets, is expected to decline by 20 basis points at the midpoint of the Company’s expectations, versus the fourth quarter 2021, outperforming normal seasonal trends and tempered by COVID-19 related impacts.
    Revenue for the same-store SHOP business is expected to grow 10% at the midpoint of the Company’s expectations in the first quarter 2022 as compared to the first quarter 2021 principally through strong in-place rate increases implemented in the first quarter 2022 and improving re-leasing spreads.
    Operating Expenses: A tight labor market, and increased staff absences due to COVID-19 protocols, have driven elevated labor and agency costs in the first quarter 2022 to date. At the guidance midpoint, Ventas expects operating costs to remain elevated through the first quarter even as COVID-19 clinical conditions moderate.
    In the first quarter 2022, to date, the Company has received approximately $33 million of HHS Grants, net of fees to SHOP operators. The Company’s guidance assumes that no additional HHS Grants are received during the quarter.
  The Office business year-over-year same-store cash NOI is expected to increase approximately 4.5% at the midpoint of the Company’s expectations versus first quarter 2021 due to occupancy growth in MOB and strong expense controls.
  The guidance does not assume any new or unannounced material acquisitions or capital markets activities.
  The guidance assumes a fully diluted share count of 403 million shares.
  The guidance assumes no material changes in the impact of COVID-19 on the Company’s business. The trajectory and future impact of the COVID-19 pandemic, including the impact of any variant, on various aspects of our business, remain highly uncertain and may change rapidly. The extent of the pandemic’s continuing and ultimate effect on our operational and financial performance will depend on a variety of factors, including the speed at which clinical conditions improve, regulatory restrictions are loosened, and behavioral changes occur. Our guidance assumes continued improvement in these factors.

Investor Presentation

A presentation outlining the Company’s fourth quarter results and business update is posted to the Events & Presentations section of Ventas’s website at ir.ventasreit.com/events-and-presentations. Additional information regarding the Company can be found in its fourth quarter 2021 supplemental posted at ir.ventasreit.com. The information contained on, or that may be accessed through, our website is not incorporated by any reference into, and is not part of, this document.

Fourth Quarter and Full Year 2021 Results Conference Call and Investor Presentation

Ventas will hold a conference call to discuss this earnings release on Friday, February 18, 2022 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

The dial-in number for the conference call is (888) 330-3576 (or +1 (646) 960-0672 for international callers), and the participant passcode is 7655497. A live webcast can be accessed from the Investor Relations section of www.ventasreit.com.

A telephonic replay will be available at (800) 770-2030 (or +1 (647) 362-9199 for international callers), passcode 7655497, after the earnings call and will remain available for 30 days. The webcast replay will be posted in the Investor Relations section of www.ventasreit.com.

About Ventas

Ventas Inc., an S&P 500 company, operates at the intersection of two large and dynamic industries – healthcare and real estate. Fueled by powerful demographic demand from growth in the aging population, Ventas owns a diversified portfolio of over 1,200 properties in the United States, Canada, and the United Kingdom. Ventas uses the power of its capital to unlock the value of senior living communities; life science, research & innovation properties; medical office & outpatient facilities, hospitals and other healthcare real estate. A globally-recognized real estate investment trust, Ventas follows a successful long-term strategy, proven over more than 20 years, built on diversification of property types, capital sources and industry leading partners, financial strength and flexibility, consistent and reliable growth and industry leading ESG achievements, managed by a collaborative and experienced team dedicated to its stakeholders.

Non-GAAP Financial Measures

This press release includes certain financial performance measures not defined by generally accepted accounting principles in the Unites States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.

Cautionary Statements

Certain of the information contained herein, including intra-quarter operating information and number of confirmed cases of COVID-19, has been provided by our operators and we have not verified this information through an independent investigation or otherwise. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you of its accuracy.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. You are urged to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance in our filings with the Securities and Exchange Commission, including those made in the “Summary Risk Factors” section, “Risk Factors” section and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” section of our most recently filed Annual Report on Form 10-K.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) the impact of the ongoing COVID-19 pandemic and its extended consequences, including of the Delta, Omicron or any other variant, on our revenue, level of profitability, liquidity and overall risk exposure and the implementation and impact of regulations related to the CARES Act and other stimulus legislation and any future COVID-19 relief measures; (b) our ability to achieve the anticipated benefits and synergies from the acquisition of, and the risk of greater than expected costs or other difficulties related to the integration of, New Senior Investment Group Inc; (c) our exposure and the exposure of our tenants, managers and borrowers to complex healthcare and other regulation and the challenges and expense associated with complying with such regulation; (d) the potential for significant general and commercial claims, legal actions, regulatory proceedings or enforcement actions that could subject us or our tenants, managers or borrowers to increased operating costs and uninsured liabilities; (e) the impact of market and general economic conditions, including economic and financial market events, inflation, changes in interest rates, supply chain pressures, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public capital markets; (f) our ability, and the ability of our tenants, managers and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate; (g) the risk of bankruptcy, insolvency or financial deterioration of our tenants, managers, borrowers and other obligors and our ability to foreclose successfully on the collateral securing our loans and other investments in the event of a borrower default; (h) our ability to identify and consummate future investments in or dispositions of healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles; (i) our ability to attract and retain talented employees; (j) the risk of investments in co-investment vehicles, joint ventures and minority interests; (k) risks related to development, redevelopment and construction projects; (l) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply; (m) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, managers or borrowers; (n) increases in our borrowing costs as a result of becoming more leveraged or as a result of changes in interest rates and phasing out of LIBOR rates; (o) our reliance on third parties to operate a majority of our assets and our limited control and influence over such operations and results; (p) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (q) the adequacy of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (r) the occurrence of cyber incidents that could disrupt our operations, result in the loss of confidential information or damage our business relationships and reputation; (s) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, managers or borrowers; and (t) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts; dollars in USD)
(unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Assets
Real estate investments:
Land and improvements	$2,432,065	$2,395,751	$2,231,836	$2,235,773	$2,261,415
Buildings and improvements	25,778,490	25,519,840	24,269,450	24,250,630	24,323,279
Construction in progress	269,315	298,982	288,910	310,547	265,748
Acquired lease intangibles	1,369,747	1,372,462	1,200,574	1,212,263	1,230,886
Operating lease assets	317,858	323,950	328,707	343,072	346,372
	30,167,475	29,910,985	28,319,477	28,352,285	28,427,700
Accumulated depreciation and amortization	(8,350,637)	(8,118,990)	(8,189,447)	(8,030,524)	(7,877,665)
Net real estate property	21,816,838	21,791,995	20,130,030	20,321,761	20,550,035
Secured loans receivable and investments, net	530,126	530,439	596,171	615,037	605,567
Investments in unconsolidated real estate entities	523,465	507,880	494,239	471,243	443,688
Net real estate investments	22,870,429	22,830,314	21,220,440	21,408,041	21,599,290
Cash and cash equivalents	149,725	143,770	233,837	169,661	413,327
Escrow deposits and restricted cash	46,872	52,752	40,931	40,551	38,313
Goodwill	1,046,140	1,046,070	1,051,832	1,051,780	1,051,650
Assets held for sale	28,399	316,769	90,002	59,860	9,608
Deferred income tax assets, net	11,152	11,496	11,486	11,610	9,987
Other assets	565,069	643,253	855,786	810,760	807,229
Total assets	$24,717,786	$25,044,424	$23,504,314	$23,552,263	$23,929,404
Liabilities and equity
Liabilities:
Senior notes payable and other debt	$12,027,544	$12,078,835	$11,761,545	$11,759,299	$11,895,412
Accrued interest	106,602	90,013	105,883	91,390	111,444
Operating lease liabilities	197,234	199,551	205,484	206,426	209,917
Accounts payable and other liabilities	1,090,254	1,142,822	1,122,171	1,109,279	1,133,066
Liabilities related to assets held for sale	10,850	20,518	4,568	3,853	3,246
Deferred income tax liabilities	59,259	65,196	68,097	65,777	62,638
Total liabilities	13,491,743	13,596,935	13,267,748	13,236,024	13,415,723
Redeemable OP unitholder and noncontrolling interests	280,283	280,344	252,662	244,619	235,490
Commitments and contingencies
Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 399,420; 399,177; 375,204; 375,068 and 374,609 shares issued at December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, respectively	99,838	99,777	93,784	93,750	93,635
Capital in excess of par value	15,498,956	15,504,210	14,187,577	14,186,692	14,171,262
Accumulated other comprehensive loss	(64,520)	(67,601)	(58,290)	(52,497)	(54,354)
Retained earnings (deficit)	(4,679,889)	(4,459,630)	(4,340,052)	(4,257,001)	(4,030,376)
Treasury stock, 0; 1; 6; 14 and 0 shares at December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, respectively	—	(40)	(320)	(789)	—
Total Ventas stockholders’ equity	10,854,385	11,076,716	9,882,699	9,970,155	10,180,167
Noncontrolling interests	91,375	90,429	101,205	101,465	98,024
Total equity	10,945,760	11,167,145	9,983,904	10,071,620	10,278,191
Total liabilities and equity	$24,717,786	$25,044,424	$23,504,314	$23,552,263	$23,929,404

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; dollars in USD)
(unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues
Rental income:
Triple-net leased	$153,336	$168,027	$653,823	$695,265
Office	194,781	199,931	794,297	799,627
	348,117	367,958	1,448,120	1,494,892
Resident fees and services	647,360	529,739	2,270,001	2,197,160
Office building and other services revenue	3,924	4,522	20,096	15,191
Income from loans and investments	9,577	18,302	74,981	80,505
Interest and other income	13,466	644	14,809	7,609
Total revenues	1,022,444	921,165	3,828,007	3,795,357
Expenses
Interest	110,455	114,208	440,089	469,541
Depreciation and amortization	318,959	261,966	1,197,403	1,109,763
Property-level operating expenses:
Senior living	515,427	393,309	1,811,728	1,658,671
Office	61,704	64,420	257,001	256,612
Triple-net leased	2,810	5,156	15,335	22,160
	579,941	462,885	2,084,064	1,937,443
Office building and other services costs	2,635	488	4,433	2,315
General, administrative and professional fees	28,602	29,537	129,758	130,158
Loss on extinguishment of debt, net	2,491	3,405	59,299	10,791
Transaction expenses and deal costs	19,318	3,683	47,318	29,812
Allowance on loans receivable and investments	(61)	(10,416)	(9,082)	24,238
Other	26,355	(16,043)	37,110	707
Total expenses	1,088,695	849,713	3,990,392	3,714,768
(Loss) income before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	(66,251)	71,452	(162,385)	80,589
(Loss) income from unconsolidated entities	(2,306)	17,705	4,983	1,844
Gain on real estate dispositions	24,705	22,117	218,788	262,218
Income tax benefit (expense)	4,747	679	(4,827)	96,534
(Loss) income from continuing operations	(39,105)	111,953	56,559	441,185
Net (loss) income	(39,105)	111,953	56,559	441,185
Net income attributable to noncontrolling interests	1,749	1,502	7,551	2,036
Net (loss) income attributable to common stockholders	$(40,854)	$110,451	$49,008	$439,149
Earnings per common share
Basic:
(Loss) income from continuing operations	$(0.10)	$0.30	$0.15	$1.18
Net (loss) income attributable to common stockholders	(0.10)	0.29	0.13	1.18
Diluted:[1]
(Loss) income from continuing operations	$(0.10)	$0.30	$0.15	$1.17
Net (loss) income attributable to common stockholders	(0.10)	0.29	0.13	1.17
Weighted average shares used in computing earnings per common share
Basic	399,142	374,473	382,785	373,368
Diluted	403,108	377,696	386,304	376,503

[1] Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; dollars in USD)
(unaudited)

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Revenues
Rental income:
Triple-net leased	$153,336	$181,379	$159,223	$159,885	$168,027
Office	194,781	201,673	200,388	197,455	199,931
	348,117	383,052	359,611	357,340	367,958
Resident fees and services	647,360	558,039	535,952	528,650	529,739
Office building and other services revenue	3,924	5,841	5,381	4,950	4,522
Income from loans and investments	9,577	28,729	17,665	19,010	18,302
Interest and other income	13,466	417	585	341	644
Total revenues	1,022,444	976,078	919,194	910,291	921,165
Expenses
Interest	110,455	108,816	110,051	110,767	114,208
Depreciation and amortization	318,959	313,596	250,700	314,148	261,966
Property-level operating expenses:
Senior living	515,427	453,659	424,813	417,829	393,309
Office	61,704	66,401	64,950	63,946	64,420
Triple-net leased	2,810	3,268	4,432	4,825	5,156
	579,941	523,328	494,195	486,600	462,885
Office building and other services costs	2,635	522	658	618	488
General, administrative and professional fees	28,602	30,259	30,588	40,309	29,537
Loss (gain) on extinguishment of debt, net	2,491	29,792	(74)	27,090	3,405
Transaction expenses and deal costs	19,318	22,662	721	4,617	3,683
Allowance on loans receivable and investments	(61)	(60)	(59)	(8,902)	(10,416)
Other	26,355	33,673	(13,490)	(9,428)	(16,043)
Total expenses	1,088,695	1,062,588	873,290	965,819	849,713
(Loss) income before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	(66,251)	(86,510)	45,904	(55,528)	71,452
(Loss) income from unconsolidated entities	(2,306)	2,772	4,767	(250)	17,705
Gain on real estate dispositions	24,705	150,292	41,258	2,533	22,117
Income tax benefit (expense)	4,747	(3,780)	(3,641)	(2,153)	679
(Loss) income from continuing operations	(39,105)	62,774	88,288	(55,398)	111,953
Net (loss) income	(39,105)	62,774	88,288	(55,398)	111,953
Net income attributable to noncontrolling interests	1,749	2,094	1,897	1,811	1,502
Net (loss) income attributable to common stockholders	$(40,854)	$60,680	$86,391	$(57,209)	$110,451
Earnings per common share
Basic:
(Loss) income from continuing operations	$(0.10)	$0.16	$0.24	$(0.15)	$0.30
Net (loss) income attributable to common stockholders	(0.10)	0.16	0.23	(0.15)	0.29
Diluted: [1]
(Loss) income from continuing operations	$(0.10)	$0.16	0.23	$(0.15)	$0.30
Net (loss) income attributable to common stockholders	(0.10)	0.16	0.23	(0.15)	0.29
Weighted average shares used in computing earnings per common share
Basic	399,142	381,996	375,067	374,669	374,473
Diluted	403,108	385,523	378,408	377,922	377,696

[1] Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands USD)

	For the Years Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$56,559	$441,185
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,197,403	1,109,763
Amortization of deferred revenue and lease intangibles, net	(88,795)	(40,856)
Other non-cash amortization	17,709	20,719
Allowance on loans receivable and investments	(9,082)	24,238
Stock-based compensation	31,966	21,487
Straight-lining of rental income	(14,468)	103,082
Loss on extinguishment of debt, net	59,299	10,791
Gain on real estate dispositions	(218,788)	(262,218)
Gain on real estate loan investments	(1,448)	(167)
Income tax benefit	(1,224)	(101,985)
Income from unconsolidated entities	(4,973)	(1,832)
Distributions from unconsolidated entities	19,326	4,920
Other	26,404	(779)
Changes in operating assets and liabilities:
Increase in other assets	(54,571)	(68,233)
(Decrease) increase in accrued interest	(5,922)	276
Increase in accounts payable and other liabilities	16,721	189,785
Net cash provided by operating activities	1,026,116	1,450,176
Cash flows from investing activities:
Net investment in real estate property	(1,369,052)	(78,648)
Investment in loans receivable	(489)	(115,163)
Proceeds from real estate disposals	840,438	1,044,357
Proceeds from loans receivable	348,091	119,011
Development project expenditures	(247,694)	(380,413)
Capital expenditures	(185,275)	(148,234)
Distributions from unconsolidated entities	17,847	—
Investment in unconsolidated entities	(129,291)	(286,822)
Insurance proceeds for property damage claims	1,285	207
Net cash (used in) provided by investing activities	(724,140)	154,295
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(125,399)	(88,868)
Net change in borrowings under commercial paper program	279,929	(565,524)
Proceeds from debt	1,534,298	733,298
Repayments of debt	(2,109,617)	(479,539)
Purchase of noncontrolling interests	(24,224)	(8,239)
Payment of deferred financing costs	(27,166)	(8,379)
Issuance of common stock, net	617,438	55,362
Cash distribution to common stockholders	(686,888)	(928,809)
Cash distribution to redeemable OP unitholders	(6,761)	(7,283)
Cash issued for redemption of OP Units	(96)	(575)
Contributions from noncontrolling interests	1,731	1,314
Distributions to noncontrolling interests	(13,577)	(12,946)
Proceeds from stock option exercises	8,169	15,103
Other	(6,303)	(4,936)
Net cash used in financing activities	(558,466)	(1,300,021)
Net (decrease) increase in cash, cash equivalents and restricted cash	(256,490)	304,450
Effect of foreign currency translation	1,447	1,088
Cash, cash equivalents and restricted cash at beginning of period	451,640	146,102
Cash, cash equivalents and restricted cash at end of period	$196,597	$451,640

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(Dollars in thousands USD)

	For the Years Ended December 31,
	2021	2020
Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$1,319,988	$170,484
Other assets	16,913	1,224
Debt	482,482	55,368
Other liabilities	102,256	2,707
Deferred income tax liability	446	337
Noncontrolling interests	468	20,259
Equity issued	751,248	—
Equity issued for redemption of OP Units	76	—

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands USD)
(unaudited)
	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Cash flows from operating activities:
Net (loss) income	$(39,107)	$62,774	$88,288	$(55,398)	$111,953
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	318,959	313,596	250,700	314,148	261,966
Amortization of deferred revenue and lease intangibles, net	(17,175)	(40,069)	(16,785)	(14,766)	(15,513)
Other non-cash amortization	3,023	4,567	4,847	5,272	5,508
Allowance on loans receivable and investments	(61)	(60)	(59)	(8,902)	(10,416)
Stock-based compensation	5,801	4,700	5,393	16,072	4,165
Straight-lining of rental income	(4,302)	(2,999)	(3,304)	(3,863)	(4,052)
Loss (gain) on extinguishment of debt, net	2,491	29,792	(74)	27,090	3,405
Gain on real estate dispositions	(24,705)	(150,292)	(41,258)	(2,533)	(22,117)
Loss (gain) on real estate loan investments	558	(1,932)	—	(74)	—
Income tax (benefit) expense	(5,880)	2,146	2,007	503	(2,283)
Loss (income) from unconsolidated entities	2,306	(2,767)	(4,762)	250	(17,701)
Distributions from unconsolidated entities	9,860	2,986	2,583	3,897	1,960
Other	27,236	34,011	(20,462)	(14,379)	(16,394)
Changes in operating assets and liabilities:
Increase in other assets	(5,520)	(23,433)	(20,518)	(5,100)	(5)
Increase (decrease) in accrued interest	16,492	(16,682)	14,502	(20,234)	13,251
(Decrease) increase in accounts payable and other liabilities	(24,175)	15,121	30,165	(4,390)	(17,964)
Net cash provided by operating activities	265,801	231,459	291,263	237,593	295,763
Cash flows from investing activities:
Net investment in real estate property	(265,842)	(1,103,000)	—	(210)	(1,023)
Investment in loans receivable	(105)	(101)	(97)	(186)	(2,016)
Proceeds from real estate disposals	343,135	381,453	107,767	8,083	361,753
Proceeds from loans receivable	45,391	266,225	20,056	16,419	12,045
Development project expenditures	(43,045)	(73,755)	(72,296)	(58,598)	(70,446)
Capital expenditures	(65,964)	(45,189)	(44,448)	(29,674)	(53,827)
Distributions from unconsolidated entities	—	17,847	—	—	—
Investment in unconsolidated entities	(22,151)	(38,829)	(29,859)	(38,452)	(278,990)
Insurance proceeds for property damage claims	784	111	384	6	174
Net cash used in investing activities	(7,797)	(595,238)	(18,493)	(102,612)	(32,330)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	18,666	(39,934)	(109,275)	5,144	(14,724)
Net change in borrowings under commercial paper program	(90,014)	199,959	(44,994)	214,978	—
Proceeds from debt	619,419	646,593	237,129	31,157	75,741
Repayments of debt	(610,581)	(933,085)	(120,901)	(445,050)	(352,011)
Purchase of noncontrolling interests	(12,739)	(11,485)	—	—	(8,239)
Payment of deferred financing costs	(3,558)	(5,832)	(433)	(17,343)	(815)
Issuance of common stock, net	—	603,188	3,175	11,075	18,967
Cash distribution to common stockholders	(179,916)	(169,134)	(169,075)	(168,763)	(168,446)
Cash distribution to redeemable OP unitholders	(1,361)	(2,236)	(1,322)	(1,842)	(1,329)
Cash issued for redemption of OP Units	—	(34)	(37)	(25)	—
Contributions from noncontrolling interests	1,696	5	25	5	176
Distributions to noncontrolling interests	(1,792)	(3,197)	(5,935)	(2,653)	(3,280)
Proceeds from stock option exercises	2,501	847	2,715	2,106	11,585
Other	(1,175)	806	(78)	(5,856)	53
Net cash (used in) provided by financing activities	(258,854)	286,461	(209,006)	(377,067)	(442,322)
Net (decrease) increase in cash, cash equivalents and restricted cash	(850)	(77,318)	63,764	(242,086)	(178,889)
Effect of foreign currency translation	925	(928)	792	658	2,039
Cash, cash equivalents and restricted cash at beginning of period	196,522	274,768	210,212	451,640	628,490
Cash, cash equivalents and restricted cash at end of period	$196,597	$196,522	$274,768	$210,212	$451,640

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(Dollars in thousands USD)
(unaudited)

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$2,371	$1,317,149	$—	$468	$1,000
Other assets	781	16,132	—	—	—
Debt	(1,591)	484,073	—	—	—
Other liabilities	4,296	97,960	—	—	—
Deferred income tax liability	446	—	—	—	—
Noncontrolling interests	—	—	—	468	—
Equity issued	—	751,248	—	—	—
Equity issued for redemption of OP Units	—	76	—	—	—

NON-GAAP FINANCIAL MEASURES RECONCILIATION

Funds From Operations Attributable to Common Stockholders (FFO)[1]

and Funds Available for Distribution Attributable to Common Stockholders (FAD)[1]

(In thousands, except per share amounts; dollars in USD)

(unaudited)

						Q4 YoY
	2020	2021				Growth
	Q4	Q1	Q2	Q3	Q4	20-'21	2020	2021
Net income (loss) attributable to common stockholders	$110,451	$(57,209)	$86,391	$60,680	$(40,854)	(137%)	$439,149	$49,008
Net income (loss) attributable to common stockholders per share [2]	$0.29	$(0.15)	$0.23	$0.16	$(0.10)	(134%)	$1.17	$0.13
Adjustments:
Depreciation and amortization on real estate assets	260,705	312,869	249,527	312,524	317,936		1,104,114	1,192,856
Depreciation on real estate assets related to noncontrolling interests	(4,381)	(4,618)	(4,678)	(4,641)	(4,561)		(16,767)	(18,498)
Depreciation on real estate assets related to unconsolidated entities	1,758	4,018	4,615	4,474	4,781		4,986	17,888
Gain on real estate dispositions	(22,117)	(2,533)	(41,258)	(150,292)	(24,705)		(262,218)	(218,788)
(Loss) gain on real estate dispositions related to noncontrolling interests	—	—	(7)	232	77		(9)	302
Subtotal: FFO adjustments	235,965	309,736	208,199	162,297	293,528		830,106	973,760
Subtotal: FFO adjustments per share	$0.62	$0.82	$0.55	$0.42	$0.73		$2.20	$2.52
FFO (Nareit) attributable to common stockholders	$346,416	$252,527	$294,590	$222,977	$252,674	(27%)	$1,269,255	$1,022,768
FFO (Nareit) attributable to common stockholders per share	$0.92	$0.67	$0.78	$0.58	$0.63	(32%)	$3.37	$2.65

Adjustments:
Change in fair value of financial instruments	(23,062)	(21,008)	(23,211)	25,451	19,975		(21,928)	1,207
Non-cash income tax (benefit) expense	(7,961)	1,344	1,166	2,146	(5,880)		(98,114)	(1,224)
Loss (gain) on extinguishment of debt, net	3,405	27,090	(74)	34,654	2,888		10,791	64,558
(Gain) loss on transactions related to unconsolidated entities	(592)	(21)	(10)	(8,808)	2,511		(597)	(6,328)
Transaction expenses and deal costs	6,519	5,360	1,769	25,531	22,214		34,690	54,874
Amortization of other intangibles	118	116	116	(22,085)	226		472	(21,627)
Other items related to unconsolidated entities	234	101	43	987	348		(614)	1,479
Non-cash impact of changes to equity plan	(2,087)	8,741	(2,298)	(2,359)	(2,288)		(452)	1,796
Natural disaster (recoveries) expenses, net	(71)	5,127	3,128	1,552	340		1,247	10,147
Impact of Holiday lease termination	—	—	—	—	—		(50,184)	—
Write-off of straight-line rental income, net of noncontrolling interests	87	—	—	—	—		70,863	—
Allowance on loan investments and impairment of unconsolidated entities, net of noncontrolling interests	(10,412)	(8,900)	(57)	(58)	(59)		34,543	(9,074)
Subtotal: Normalized FFO adjustments	(33,822)	17,950	(19,428)	57,011	40,275		(19,283)	95,808
Subtotal: Normalized FFO adjustments per share	$(0.09)	$0.05	$(0.05)	$0.15	$0.10		$(0.05)	$0.25
Normalized FFO attributable to common stockholders	$312,594	$270,477	$275,162	$279,988	$292,949	(6%)	$1,249,972	$1,118,576
Normalized FFO attributable to common stockholders per share	$0.83	$0.72	$0.73	$0.73	$0.73	(12%)	$3.32	$2.90

Adjustments:
Deferred revenue and lease intangibles, net	(15,513)	(14,766)	(14,779)	(14,182)	(14,166)		(40,857)	(57,893)
Other non-cash amortization, including fair market value of debt	5,508	5,272	4,847	4,567	3,023		20,720	17,709
Stock-based compensation	6,252	7,331	7,691	7,059	8,089		21,939	30,170
Straight-lining of rental income	(4,052)	(3,863)	(3,304)	(3,567)	(4,302)		(21,014)	(15,036)
FAD Capital Expenditures	(52,645)	(28,506)	(42,651)	(42,393)	(56,546)		(143,674)	(170,096)
Subtotal: Operating FAD adjustments	(60,450)	(34,532)	(48,196)	(48,516)	(63,902)		(162,886)	(195,146)
Operating FAD attributable to common stockholders [3]	$252,144	$235,945	$226,966	$231,472	$229,047	(9%)	$1,087,086	$923,430
Transaction expenses and deal costs	(6,519)	(5,360)	(1,769)	(25,531)	(22,214)		(34,690)	(54,874)
Other items related to unconsolidated entities	(234)	(101)	(43)	(987)	(348)		614	(1,479)
FAD attributable to common stockholders [3]	$245,391	$230,484	$225,154	$204,954	$206,485	(16%)	$1,053,010	$867,077
Weighted average diluted shares	377,696	377,922	378,408	385,523	403,108		376,503	386,304

[1] Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any. Per share amounts may not add to total per share amounts due to rounding.

[2] Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

[3] Operating FAD and FAD exclude the impact of the Company’s receipt of unusually significant amounts of cash in connection with lease terminations and modifications. Exclusions in the period presented are $34 million in cash received in April 2020 related to the Holiday lease termination and $162 million in cash received in July 2020 related to the Brookdale lease modification. For additional information related to these transactions, refer to the Company’s Form 10-K for the year ended December 31, 2020 and Form 10-Qs for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, Normalized FFO, FAD and Operating FAD to be appropriate supplemental measures of operating performance of an equity REIT. The Company believes that the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. The Company believes that Normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

Further, the Company believes that FAD and Operating FAD are useful supplemental measures of the Company’s operating performance that would not otherwise be available and may be useful to investors in assessing the Company’s operating performance and performance as a REIT. The Company believes FAD and Operating FAD may provide investors with useful supplemental information regarding the Company’s ability to generate income from its operating performance and the impact of the Company’s operating performance on its ability to make distributions to its stockholders. The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and entities. Adjustments for unconsolidated entities will be calculated to reflect FFO on the same basis. The Company defines Normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) transaction costs and expenses, including amortization of intangibles, transition and integration expenses and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark to market impacts on the Company’s income statement and non-cash charges related to leases; (d) the financial impact of contingent consideration, severance-related costs and charitable donations to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other unusual items related to unconsolidated entities; (g) net expenses or recoveries related to natural disasters and (h) any other incremental items set forth in the Normalized FFO reconciliation included herein.

Operating FAD represents Normalized FFO (i) excluding non-cash components and straight-line rent adjustments and (ii) including the impact of FAD Capital Expenditures. FAD Capital Expenditures are (i) Ventas-invested capital expenditures, whether routine or non-routine, that extend the useful life of a property but are not expected to generate incremental income for the Company; (ii) Office Building and Triple-Net leasing commissions paid to third-party agents; and (iii) capital expenditures for second-generation tenant improvements. It excludes (i) costs for a first generation lease (e.g., a development project) or related to properties that have undergone redevelopment and (ii) Initial Capital Expenditures, which are defined as capital expenditures required to bring a newly acquired or newly transitioned property up to standard. Initial Capital Expenditures are typically incurred within the first 12 months after acquisition or transition, respectively.

FAD represents Operating FAD after including the impact of transaction expenses, deal costs and unusual items related to unconsolidated entities.

FFO, Normalized FFO, FAD and Operating FAD presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, Normalized FFO, FAD and Operating FAD should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, Normalized FFO, FAD and Operating FAD should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION NET INCOME, FFO and FAD Attributable to Common Stockholders First Quarter 2022 Guidance[1,2,3] (Dollars in millions, except per share amounts)

	Tentative / Preliminary and Subject to Change
	Q1 2022		Q1 2022 - Per Share
	Low	High	Low	High

Net Income Attributable to Common Stockholders	$29	$46	$0.07	$0.11

Depreciation and Amortization Adjustments	281	279	0.70	0.69
Gain on Real Estate Dispositions	(13)	(13)	(0.03)	(0.03)
Other Adjustments [4]	—	—	0.00	0.00

FFO (Nareit) Attributable to Common Stockholders	$298	$313	$0.74	$0.78

Transaction expenses and deal costs	7	8	0.02	0.02
Natural Disaster Expenses (Recoveries), Net	(3)	(3)	(0.01)	(0.01)
Other Adjustments [4]	4	4	0.01	0.01

Normalized FFO Attributable to Common Stockholders	$305	$321	$0.76	$0.80
% Year-Over-Year Growth			6%	11%

Net HHS Grants	$33	$33	$0.08	$0.08
Weighted Average Diluted Shares (in millions)	403	403
[1]

The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company's expectations depending on factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

[2]	Per share quarterly amounts may not add to annual per share amounts due to changes in the Company's weighted average diluted share count, if any. Same-Store Cash NOI is at constant currency.
[3]	Totals may not add due to minor corporate-level adjustments.
[4]

Other Adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO) and Funds Available for Distribution Attributable to Common Stockholders (FAD)” above.

NON-GAAP FINANCIAL MEASURES RECONCILIATION Net Debt to Adjusted Pro Forma EBITDA[1] (Dollars in thousands) (unaudited)

	For the Year Ended	For the Three Months Ended
	December 31, 2021	December 31, 2021	September 30, 2021
Net income (loss) attributable to common stockholders	$49,008	$(40,854)	$60,680
Adjustments:
Interest	440,089	110,455	108,816
Loss on extinguishment of debt, net	59,299	2,491	29,792
Taxes (including tax amounts in general, administrative and professional fees)	10,091	(3,511)	5,151
Depreciation and amortization	1,197,403	318,959	313,596
Non-cash stock-based compensation expense	31,966	5,801	4,700
Transaction expenses and deal costs	47,318	19,318	22,662
Net income attributable to noncontrolling interests, adjusted for partners’ share of consolidated entity EBITDA	(26,649)	(6,665)	(6,578)
Loss from unconsolidated entities, adjusted for Ventas share of EBITDA from unconsolidated entities	73,847	24,264	14,002
Gain on real estate dispositions	(218,788)	(24,705)	(150,292)
Unrealized foreign currency loss (gain)	70	(87)	33
Change in fair value of financial instruments	1,197	19,971	25,448
Natural disaster expenses, net	10,226	366	1,566
Allowance on loan investments, net of noncontrolling interests	(9,074)	(59)	(58)
Adjusted EBITDA	$1,666,003	$425,744	$429,518
Adjustment for New Senior acquisition [2]	84,610	—	24,698
Adjustment for current period activity	(62,209)	(14,624)	(41,268)
Adjusted Pro Forma EBITDA	$1,688,404	$411,120	$412,948

Adjusted Pro Forma EBITDA annualized		$1,644,480	$1,651,792

Total debt	$12,027,544	$12,027,544	$12,078,835
Debt on assets held for sale	—	—	—
Cash	(149,725)	(149,725)	(143,770)
Restricted cash pertaining to debt	(22,943)	(22,943)	(23,515)
Partners’ share of consolidated debt	(278,018)	(278,018)	(277,325)
Ventas share of unconsolidated debt	338,071	338,071	292,516
Net debt	$11,914,929	$11,914,929	$11,926,741

Net debt to Adjusted Pro Forma EBITDA	7.1 x	7.2 x	7.2 x

[1] Totals may not add due to rounding.

[2] On September 21, 2021, Ventas acquired New Senior Investment Group Inc. (“New Senior”). New Senior’s financial results following the acquisition are included in Adjusted EBITDA for the three months ended September 30, 2021 and for the full year ended December 31, 2021. New Senior’s financial results prior to the acquisition, as adjusted to reflect anticipated G&A synergies that are directly attributable to the acquisition, are included in Adjusted Pro Forma EBITDA for the three months ended September 30, 2021 and for the full year ended December 31, 2021. New Senior’s financial results prior to the acquisition were derived from New Senior’s accounting records. Anticipated G&A synergies reflected in Adjusted Pro Forma EBITDA are based on preliminary estimates and assumptions, which are subject to change. For additional information related to the acquisition of New Senior, please refer to Ventas's Form 8-K dated September 21, 2021 and Form 10-Q for the quarter ended September 30, 2021.

The Company defines Adjusted EBITDA as consolidated earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense, asset impairment and valuation allowances), excluding gains or losses on extinguishment of debt, partners’ share of EBITDA of consolidated entities, transaction expenses and deal costs, net gains or losses on real estate activity, gains or losses on re-measurement of equity interest upon acquisition, changes in the fair value of financial instruments, unrealized foreign currency gains or losses, net expenses or recoveries related to natural disasters and non-cash charges related to leases, and including (a) Ventas’ share of EBITDA from unconsolidated entities and (b) other immaterial or identified items.

The information above considers the pro forma effect on Adjusted EBITDA of the Company’s activity during the three months and year ended December 31, 2021 and the three months ended September 30, 2021, as if the transactions had been consummated as of the beginning of the period (“Adjusted Pro Forma EBITDA”) and considers any other incremental items set forth in the Adjusted Pro Forma EBITDA reconciliation included herein.

The Company believes that Net debt, Adjusted Pro Forma EBITDA and Net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

Net Operating Income (NOI) and Same-Store Cash NOI by Segment (Constant Currency)

(Dollars in thousands)

(unaudited)

For the Three Months Ended December 31, 2021 and 2020

	For the Three Months Ended December 31, 2021
	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
Net loss attributable to common stockholders					$(40,854)
Adjustments:
Interest and other income					(13,466)
Interest expense					110,455
Depreciation and amortization					318,959
General, administrative and professional fees					28,602
Loss on extinguishment of debt, net					2,491
Transaction expenses and deal costs					19,318
Allowance on loans receivable and investments					(61)
Other					26,355
Loss from unconsolidated entities					2,306
Gain on real estate dispositions					(24,705)
Income tax benefit					(4,747)
Net income attributable to noncontrolling interests					1,749
Reported segment NOI	$150,526	$131,933	$133,704	$10,239	$426,402
Adjustments:
Straight-lining of rental income	(1,873)	—	(2,429)	—	(4,302)
Non-cash rental income	(11,705)	—	(5,482)	—	(17,187)
NOI not included in cash NOI[1]	(2,767)	8	(1,218)	—	(3,977)
Non-segment NOI	—	—	—	(10,239)	(10,239)
Cash NOI	134,181	131,941	124,575	—	390,697
Adjustments:
Cash NOI not included in same-store	(2,101)	(28,646)	(2,598)	—	(33,345)
Same-store cash NOI - constant currency	$132,080	$103,295	$121,977	$—	$357,352
Percentage increase (decrease) - constant currency	0.1%	(21.3%)	2.6%		(6.5%)
	For the Three Months Ended December 31, 2020
	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
Net income attributable to common stockholders					$110,451
Adjustments:
Interest and other income					(644)
Interest expense					114,208
Depreciation and amortization					261,966
General, administrative and professional fees					29,537
Loss on extinguishment of debt, net					3,405
Transaction expenses and deal costs					3,683
Allowance on loans receivable and investments					(10,416)
Other					(16,043)
Income from unconsolidated entities					(17,705)
Gain on real estate dispositions					(22,117)
Income tax benefit					(679)
Net income attributable to noncontrolling interests					1,502
Reported segment NOI	$162,871	$136,430	$136,827	$21,020	$457,148
Adjustments:
Straight-lining of rental income	(1,879)	—	(2,272)	—	(4,151)
Non-cash rental income	(12,707)	—	(2,390)	—	(15,097)
Write-off of straight-line rental income	14	—	85	—	99
NOI not included in cash NOI[1]	(15,993)	(2,282)	(11,055)	—	(29,330)
Non-segment NOI	—	—	—	(21,020)	(21,020)
NOI impact from change in FX	129	1,332	—	—	1,461
Cash NOI	132,435	135,480	121,195	—	389,110
Adjustments:
Cash NOI not included in same-store	(462)	(4,204)	(2,308)	—	(6,974)
NOI impact from change in FX not in same-store	—	(3)	—	—	(3)
Same-store cash NOI - constant currency	$131,973	$131,273	$118,887	$—	$382,133

[1] Excludes sold assets, assets held for sale, development properties not yet operational and land parcels.

For the Three Months Ended December 31, 2021 and September 30, 2021

	For the Three Months Ended December 31, 2021
	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
Net loss attributable to common stockholders					$(40,854)
Adjustments:
Interest and other income					(13,466)
Interest expense					110,455
Depreciation and amortization					318,959
General, administrative and professional fees					28,602
Loss on extinguishment of debt, net					2,491
Transaction expenses and deal costs					19,318
Allowance on loans receivable and investments					(61)
Other					26,355
Loss from unconsolidated entities					2,306
Gain on real estate dispositions					(24,705)
Income tax benefit					(4,747)
Net income attributable to noncontrolling interests					1,749
Reported segment NOI	$150,526	$131,933	$133,704	$10,239	$426,402
Adjustments:
Straight-lining of rental income	(1,873)	—	(2,429)	—	(4,302)
Non-cash rental income	(11,705)	—	(5,482)	—	(17,187)
NOI not included in cash NOI[1]	(2,767)	8	(1,218)	—	(3,977)
Non-segment NOI	—	—	—	(10,239)	(10,239)
Cash NOI	134,181	131,941	124,575	—	390,697
Adjustments:
Cash NOI not included in same-store	(1,531)	(24,451)	(2,715)	—	(28,697)
Same-store cash NOI - constant currency	$132,650	$107,490	$121,860	$—	$362,000
Percentage increase (decrease) - constant currency	—%	0.8%	(0.1%)		0.2%

	For the Three Months Ended September 30, 2021
	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
Net income attributable to common stockholders					$60,680
Adjustments:
Interest and other income					(417)
Interest expense					108,816
Depreciation and amortization					313,596
General, administrative and professional fees					30,259
Loss on extinguishment of debt, net					29,792
Transaction expenses and deal costs					22,662
Allowance on loans receivable and investments					(60)
Other					33,673
Income from unconsolidated entities					(2,772)
Gain on real estate dispositions					(150,292)
Income tax expense					3,780
Net income attributable to noncontrolling interests					2,094
Reported segment NOI	$178,111	$104,380	$137,622	$31,698	$451,811
Adjustments:
Straight-lining of rental income	(1,854)	—	(1,713)	—	(3,567)
Non-cash rental income	(11,713)	—	(5,491)	—	(17,204)
Non-cash impact of lease termination	(22,309)	—	—	—	(22,309)
NOI not included in cash NOI[1]	(9,303)	(216)	(6,608)	—	(16,127)
Non-segment NOI	—	—	—	(31,698)	(31,698)
NOI impact from change in FX	(151)	(51)	—	—	(202)
Cash NOI	132,781	104,113	123,810	—	360,704
Adjustments:
Cash NOI not included in same-store	(170)	2,508	(1,826)	—	512
Same-store cash NOI - constant currency	$132,611	$106,621	$121,984	$—	$361,216

[1] Excludes sold assets, assets held for sale, development properties not yet operational and land parcels.

For the Year Ended December 31, 2021 and 2020

	For the Year Ended December 31, 2021
	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
Net income attributable to common stockholders					$49,008
Adjustments:
Interest and other income					(14,809)
Interest expense					440,089
Depreciation and amortization					1,197,403
General, administrative and professional fees					129,758
Loss on extinguishment of debt, net					59,299
Transaction expenses and deal costs					47,318
Allowance on loans receivable and investments					(9,082)
Other					37,110
Income from unconsolidated entities					(4,983)
Gain on real estate dispositions					(218,788)
Income tax expense					4,827
Net income attributable to noncontrolling interests					7,551
Reported segment NOI	$638,488	$458,273	$543,882	$84,058	$1,724,701
Adjustments:
Straight-lining of rental income	(7,382)	—	(7,654)	—	(15,036)
Non-cash rental income	(47,225)	—	(17,898)	—	(65,123)
Non-cash impact of lease termination	(22,309)	—	—	—	(22,309)
Cash modification / termination fees	—	—	12,037	—	12,037
NOI not included in cash NOI[1]	(30,111)	(2,631)	(26,761)	—	(59,503)
Non-segment NOI	—	—	—	(84,058)	(84,058)
Cash NOI	531,461	455,642	503,606	—	1,490,709
Adjustments:
Cash NOI not included in same-store	(7,118)	(85,325)	(14,614)	—	(107,057)
Same-store cash NOI - constant currency	524,343	370,317	488,992	—	1,383,652
Percentage (decrease) increase - constant currency	(27.9%)	(21.7%)	5.3%		(16.9%)
Adjusted Same-store cash NOI - constant currency	$524,343	$370,317	$488,992	$—	$1,383,652
Adjusted percentage (decrease) increase - constant currency	(7.4%)	(21.7%)	5.3%		(8.0%)
	For the Year Ended December 31, 2020
	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
Net income attributable to common stockholders					$439,149
Adjustments:
Interest and other income					(7,609)
Interest expense					469,541
Depreciation and amortization					1,109,763
General, administrative and professional fees					130,158
Loss on extinguishment of debt, net					10,791
Transaction expenses and deal costs					29,812
Allowance on loans receivable and investments					24,238
Other					707
Income from unconsolidated entities					(1,844)
Gain on real estate dispositions					(262,218)
Income tax benefit					(96,534)
Net income attributable to noncontrolling interests					2,036
Reported segment NOI	$673,105	$538,489	$549,375	$87,021	$1,847,990
Adjustments:
Straight-lining of rental income	(8,833)	—	(12,286)	—	(21,119)
Non-cash rental income	(28,726)	—	(10,668)	—	(39,394)
Cash impact of Brookdale lease modification	161,533	—	—	—	161,533
Cash modification / termination fees	—	—	(1,000)	—	(1,000)
Impact of Holiday lease termination	(50,184)	—	—	—	(50,184)
Write-off of straight-line rental income	67,636	—	6,953	—	74,589
NOI not included in cash NOI[1]	(85,853)	(12,501)	(50,629)	—	(148,983)
Non-segment NOI	—	—	—	(87,021)	(87,021)
NOI impact from change in FX	1,780	10,331	—	—	12,111
Cash NOI	730,458	536,319	481,745	—	1,748,522
Adjustments:
Cash NOI not included in same-store	(2,885)	(62,456)	(17,529)	—	(82,870)
NOI impact from change in FX not in same-store	—	(651)	—	—	(651)
Same-store cash NOI - constant currency	$727,573	$473,212	$464,216	$—	$1,665,001
Adjusted Same-store cash NOI:
Less cash impact of Brookdale lease modification	(161,533)	—	—	—	(161,533)
Adjusted Same-store cash NOI - constant currency	$566,040	$473,212	$464,216	$—	$1,503,468

[1] Excludes sold assets, assets held for sale, development properties not yet operational and land parcels.

The Company considers NOI and Same-store cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building and other services costs. In the case of NOI, cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies.

The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods and are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its portfolio performance. Newly acquired development properties and recently developed or redeveloped properties in the Company’s Seniors Housing Operating Portfolio (“SHOP”) will be included in same-store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the Office and Triple-Net Leased Portfolios will be included in same-store once substantial completion of work has occurred for the full period in both periods presented. SHOP and Triple-Net Leased properties that have undergone operator or business model transitions will be included in same-store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from same-store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by materially disruptive events such as flood or fire; (iii) for SHOP, those properties that are currently undergoing a materially disruptive redevelopment; (iv) for the Office and Triple-Net Leased Portfolios, those properties for which management has an intention to institute, or has instituted, a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase net operating income, or maintain a market-competitive position and/or achieve property stabilization, most commonly as the result of an expected or actual material change in occupancy or NOI; or (v) for the SHOP and Triple-Net Leased Portfolios, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

To eliminate the impact of exchange rate movements, all portfolio performance-based disclosures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

NON-GAAP FINANCIAL MEASURES RECONCILIATION First Quarter 2022 Same-Store Cash NOI Guidance by Segment [1,2] (Dollars in millions)

	For the Three Months Ended March 31, 2022
	Tentative / Preliminary and Subject to Change
	Triple-Net	Senior Housing Operating	Office	Non- Segment	Total
High End
Net Income Attributable to Common Stockholders					$46
Depreciation and Amortization[3]					281
Interest Expense, G&A, Other Income and Expenses[4]					150
Reported Segment NOI[5]	$147	$181	$137	$12	477
Non-Cash and Non-Same-Store Adjustments[5]	(15)	(46)	(12)	(12)	(86)
Same-Store Cash NOI[5]	$132	$135	$125	$—	$391

Percentage Increase	0.0%	26.0%	5.0%	—	9.0%
Net HHS Grants	—	$21	—	—	$21

Low End
Net Income Attributable to Common Stockholders					$29
Depreciation and Amortization[3]					282
Interest Expense, G&A, Other Income and Expenses[4]					150
Reported Segment NOI[5]	$145	$168	$135	$12	460
Non-Cash and Non-Same-Store Adjustments	(15)	(42)	(11)	(12)	(80)
Same-Store Cash NOI[5]	$130	$126	$124	$—	$380

Percentage (Decrease) Increase	(1.5)%	18.0%	4.0%	—	6.0%
Net HHS Grants	—	$21	—	—	$21

	For the Three Months Ended March 31, 2021
Prior Year
Net Income Attributable to Common Stockholders					$(57)
Depreciation and Amortization[3]					314
Interest Expense, G&A, Other Income and Expenses[4]					166
Reported Segment NOI	$155	$111	$135	$22	423
Non-Cash and Non-Same-Store Adjustments	(23)	(4)	(16)	(22)	(65)
NOI Impact from Change in FX	0	0	—	—	—
Same-Store Cash NOI	$132	$107	$119	—	$358
Net HHS Grants	—	$8	—	—	$8

	1Q22
GBP (£) to USD ($)	1.36
USD ($) to CAD (C$)	1.27
[1]

The Company's guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

[2]	See table titled “Net Operating Income (NOI) and Same-Store Cash NOI by Segment” for a detailed breakout of adjustments for each respective category.
[3]	Includes real estate depreciation and amortization, corporate depreciation and amortization and amortization of other intangibles.
[4]

Includes interest expense, general and administrative expenses (including stock-based compensation), loss on extinguishment of debt, transaction expenses and deal costs, income from unconsolidated entities, income tax benefit and other income and expenses.

[5]	Total may not add across due to minor corporate-level adjustments and rounding.

Contacts

Sarah Whitford
(877) 4-VENTAS